Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of New Source Energy Partners L.P. (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kristian B. Kos, Chief Executive Officer of New Source Energy GP, LLC, the general partner of New Source Energy Partners L.P. and Richard D. Finley, Chief Financial Officer of New Source Energy GP, LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 13, 2013
/s/ Kristian B. Kos
Kristian B. Kos
Chief Executive Officer
New Source Energy GP, LLC
(as general partner of New Source Energy Partners L.P.)

Date: August 13, 2013
/s/ Richard D. Finley
Richard D. Finley
Chief Financial Officer
New Source Energy GP, LLC
(as general partner of New Source Energy Partners L.P.)